EXHIBIT 5  Combined Opinion and Consent of HAMILTON, LEHRER & DARGAN, P.A

July 24, 2001
WINMAX TRADING GROUP, INC.
530 South Federal Highway, Suite 150,
Deerfield Beach, FL 33441

Re: WINMAX TRADING GROUP, INC.

Gentlemen:

     We have acted as counsel to WINMAX TRADING GROUP, INC. a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities
Act of 1933 as amended (the "Act") of the Company's Registration Statement on
Form S-8, relating to the registration under the Act of an aggregate of
3,330,000 shares of the Company's Common Stock, $.001 par value (the "Common
Stock").

     In rendering this opinion, we have reviewed the Registration Statement on
Form S-8, as well as a copy of the Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company. We have also reviewed the 2001 Stock
Option Plan and form of Common Stock Purchase Option Agreement and such statutes and judicial precedents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with, the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

     Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

     (1)  The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Florida;

     (2)  The 3,000,000 shares of Common Stock underlying the Common Stock
          Purchase options being registered in the Registration Statement will be legally issued, fully paid and non-assessable upon their issuance pursuant to the exercise of the Common Stock Purchase options and the payment to the Company of the exercise price; and

     (3)  The  330,000 shares of Common Stock being registered in the
          Registration Statement will be legally issued, fully paid and non-assessable upon their issuance.

     This opinion is limited to the General Corporation Law and the Constitution of the State of Florida and we express no opinion with respect to the laws of any other jurisdiction. We consent to your filing this opinion with the
Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

                                                    Very truly yours,

                                                    /s/ Brenda Lee Hamilton
                                                    Brenda Lee Hamilton
                                                    For the Firm